Exhibit (h)(5)

FORM OF FOLLOW-ON SELECTED DEALER AGREEMENT

(THIS “2014 FOLLOW-ON SELECTED DEALER AGREEMENT”)

WHEREAS, FS2 Capital Partners, LLC, a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Energy and Power Fund, a Delaware Statutory Trust (the “Company”), in its initial public offering (the “Initial Offering”) of up to $1,500,000,000 in shares of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-169679) (the “Initial Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on September 30, 2010, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated April 28, 2011 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and FS Investment Advisor, LLC, a Delaware limited liability company and investment adviser to the Company (the “Advisor”);

WHEREAS, the Dealer Manager serves as dealer manager to the Company in its follow-on offering of up to 150,000,000 Common Shares, to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-184407) (as supplemented and amended from time to time, the “Additional Registration Statement”), and a Follow-On Selected Dealer Manager Agreement, among the Company, the Dealer Manager and the Advisor;

WHEREAS, pursuant to the terms of the Initial Offering, the Company agreed not to sell any Common Shares in the Initial Offering until it raised gross offering proceeds of $2,500,000 from persons not affiliated with the Company or the Advisor (the “Minimum Offering Requirement”), which Minimum Offering Requirement the Company satisfied on July 18, 2011;

WHEREAS, the undersigned (the “Selected Dealer”) and the Dealer Manager are parties to a Selected Dealer Agreement or follow-on Selected Dealer Agreement (as each may have been amended from time to time, the “Selected Dealer Agreement”) with respect to the Common Shares to be issued and sold pursuant to the Initial Registration Statement and/or the Additional Registration Statement;

WHEREAS, on October 31, 2014, the Company filed a registration statement on Form N-2 (File No. 333-[               ]) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of up to an additional 86,400,000 Common Shares (the “Follow-On Shares”) to be sold and distributed by the Dealer Manager pursuant to a Follow-On Dealer Manager Agreement, which is attached hereto as Exhibit A (the “2014 Follow-On Dealer Manager Agreement”);

WHEREAS, there is no minimum offering requirement with respect to the Follow-On Offering;

WHEREAS, the Dealer Manager has entered into the 2014 Follow-On Dealer Manager Agreement pursuant to which it will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering; and

WHEREAS, the Dealer Manager and the Selected Dealer desire to enter into this Follow-On Selected Dealer Agreement (the “2014 Follow-On Selected Dealer Agreement”) pursuant to which the Selected Dealer will sell and distribute the Follow-On Shares pursuant to the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.              Incorporation of Selected Dealer Agreement.  The provisions of the Selected Dealer Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this 2014 Follow-on Selected Dealer Agreement, subject to the following amendments and supplements:

a.              Dealer Manager Agreement. The term “Dealer Manager Agreement” as used in the provisions of the Selected Dealer Agreement incorporated by reference herein shall mean the 2014 Follow-On Dealer Manager Agreement attached hereto as Exhibit A.

b.              Offered Shares. The term “Offered Shares” as used in the provisions of the Selected Dealer Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

c.               Offering.  The term “Offering” as used in the provisions of the Selected Dealer Agreement incorporated by reference herein shall mean the Follow-On Offering.

d.              Registration Statement.  All references in the Selected Dealer Agreement to “No. 333-169679” or “No. 333-184407” are hereby deleted and replaced in their entirety with the following: “No. 333-[             ].”

e.               Offering Price.  The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per Common Share set forth in the Prospectus (subject to, in certain circumstances, to discounts based upon the volume of shares purchased and other adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

f.                Effectiveness. The first sentence of Section XIV of the Selected Dealer Agreement is hereby deleted and replaced in its entirety with the following: “This 2014 Follow-On Selected Dealer Agreement shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this 2014 Follow-On Selected Dealer Agreement is executed by the Company.”

g.               Entire Agreement.  The provisions of the Selected Dealer Agreement incorporated by reference herein, and this 2014 Follow-On Selected Dealer Agreement, together with the Exhibits and schedules attached hereto, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2.              Compliance with Laws.  Selected Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act (including, to the extent applicable, with respect to the custody of funds and securities), Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

3.              Continued Effect of Existing Selected Dealer Agreement.  All terms and conditions of the existing Selected Dealer Agreement between the Dealer Manager and the Selected Dealer with respect to the Common Shares to be issued and sold pursuant to the Initial Registration Statement shall remain unmodified and in full force and effect.

4.              Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Selected Dealer Agreement entered into after the date hereof shall not be incorporated and made part of this 2014 Follow-On Selected Dealer Agreement, unless expressly agreed to by the parties hereto in writing.

5.              Counterparts. The parties hereto may sign any number of copies of this 2014 Follow-On Selected Dealer Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.  Delivery of an executed counterpart of a signature page of this 2014 Follow-On Selected Dealer Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this 2014 Follow-On Selected Dealer Agreement or such other document or instrument, as applicable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this 2014 Follow-On Selected Dealer Agreement to be duly executed as of the last date written below.

DEALER MANAGER:

Date:	FS2 CAPITAL PARTNERS, LLC

By:
Name:
Title:

Date:	SELECTED DEALER:

By:
Name:
Title:

SCHEDULE 1
TO
2014 FOLLOW-ON SELECTED DEALER AGREEMENT WITH
FS2 CAPITAL PARTNERS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS ENERGY AND POWER FUND

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

As marketing fees and to defray other distribution-related expenses, the Dealer Manager will pay              basis points of the gross cash proceeds on all sales generated by Selected Dealer pursuant to Section IV of this Selected Dealer Agreement.  These amounts are in addition to the selling commissions provided for in Section IV of this Selected Dealer Agreement and will be due and payable at the same time as the selling commissions, as more fully described in Section V hereof.

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:
Name:
Title:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

SCHEDULE 2
TO
2014 FOLLOW-ON SELECTED DEALER AGREEMENT WITH
FS2 CAPITAL PARTNERS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS ENERGY AND POWER FUND

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, reallowances and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below.  This authority will remain in force until Selected Dealer notifies the Dealer Manager in writing to cancel it.  In the event that the Dealer Manager deposits funds erroneously into Selected Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selected Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

Date:

SCHEDULE 3
TO
2014 FOLLOW-ON SELECTED DEALER AGREEMENT WITH
FS2 CAPITAL PARTNERS, LLC

Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Hawaii	☐	Oregon
☐	Idaho	☐	Pennsylvania
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virginia
☐	Massachusetts	☐	Washington
☐	Michigan	☐	West Virginia
☐	Minnesota	☐	Wisconsin
☐	Mississippi	☐	Wyoming
☐	Missouri

EXHIBIT A

2014 FOLLOW-ON DEALER MANAGER AGREEMENT

EXHIBIT B

QUALIFIED JURISDICTIONS

AS OF [     ], 2014

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Hawaii	☐	Oregon
☐	Idaho	☐	Pennsylvania
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virginia
☐	Massachusetts	☐	Washington
☐	Michigan	☐	West Virginia
☐	Minnesota	☐	Wisconsin
☐	Mississippi	☐	Wyoming
☐	Missouri